SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ___)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

EVANS & SUTHERLAND COMPUTER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed

April 1, 2011

Dear Evans & Sutherland Shareholder:

You are cordially invited to attend Evans & Sutherland’s 2011 annual meeting of shareholders to be held on Thursday, May 19, 2011, at 11:00 a.m., local time, at our principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.  In addition to the matters to be voted on, there will be a report on our progress and an opportunity for shareholders to ask questions.

  Securities and Exchange Commission Rules permit companies to furnish proxy materials to their shareholders by the Internet. As part of our efforts to cut unnecessary expenses and conserve the environment, Evans & Sutherland Computer Corporation has elected to provide Internet access to the proxy statement and annual report rather than mailing paper copies. This reduces postage and printing expenses and paper waste.  We will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and Annual Report on Form 10-K by the Internet. The Notice of Internet Availability of Proxy Materials and the Proxy Statement also contain instructions on how you can receive a paper copy of the proxy materials.

I hope you will be able to join us.  To ensure your representation at the meeting, I encourage you to vote your shares by following the voting instructions in the Notice of Internet Availability of Proxy Materials.  Your vote is very important.  Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

David H. Bateman
President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
Proxies and Voting at the Meeting	1
Proposal One – Election of Directors	2
Directors	2
Board Meetings and Committees	4
Board Leadership Structure and Oversight of Risk	5
Certain Relationships and Related Party Transactions	6
Proposal Two – Ratification of Appointment of Independent Registered Auditors	7
Security Ownership of Certain Beneficial Owners and Management	8
Executive Compensation	10
Executive Compensation Table	10
Outstanding Equity Awards at December 31, 2010	11
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	12
Summary Director Compensation Table	12
Report of the Audit Committee	13
Pre Approval Policies and Procedures	13
Principal Accountant Fees and Services	14
Section 16(a) Beneficial Ownership Reporting Compliance	14
Shareholder Proposals	14
Communicating with the Board of Directors	15
Other Matters	15
Additional Information	15

EVANS & SUTHERLAND
COMPUTER CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2011

TO THE SHAREHOLDERS:

The annual meeting of shareholders of Evans & Sutherland Computer Corporation will be held on Thursday, May 19, 2011, at 11:00 a.m., local time, at 770 Komas Drive, Salt Lake City, Utah 84108.  At the meeting, you will be asked:

1.	To elect two directors to the Evans & Sutherland Computer Corporation Board of Directors to serve for the term more fully described in the accompanying proxy statement;

2.	To ratify the appointment of Tanner LC as independent registered public accounting firm of Evans & Sutherland Computer Corporation for the fiscal year ending December 31, 2011; and

3.	To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

If you were a shareholder of record at the close of business on March 30, 2011, you may vote at the annual meeting and any adjournment(s) thereof.

This year we are utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing waste. Soon we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 proxy statement and our annual report on Form 10-K for the year ended December 31, 2010. The notice provides instructions on how you can request a paper copy of these documents if you desire. Shareholders, whether or not they expect to be present at the meeting, are urged to vote their shares as promptly as possible by following the instructions in the Notice of Internet Availability of Proxy Materials. Any person giving a proxy has the power to revoke it at any time, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

FOR THE BOARD OF DIRECTORS

Paul L. Dailey
Chief Financial Officer and Corporate Secretary

Salt Lake City, Utah

April 1, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2011.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
 www.es.com/proxy/

EVANS & SUTHERLAND
COMPUTER CORPORATION
770 Komas Drive
Salt Lake City, Utah 84108

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

GENERAL

Evans & Sutherland Computer Corporation, a Utah corporation, (the “Company”), is soliciting the attached proxy on behalf of its Board of Directors (the “Board” or “Board of Directors”) to be voted at the 2011 annual meeting of shareholders to be held on Thursday, May 19, 2011, at 11:00 a.m., local time, or at any adjournment or postponement thereof.  The annual meeting of shareholders will be held at Evans & Sutherland’s principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108.

METHOD OF PROXY SOLICITATION

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s shareholders will soon receive by mail a Notice of Internet Availability.

By the date of mailing of the Notice of Internet Availability through the conclusion of the Meeting, shareholders will be able to access all of the proxy materials on the internet at www.es.com/proxy/. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Company’s Annual Report on form 10-K) over the internet or through other methods specified at the website designated in the Notice of Internet Availability.

 The Company will pay the cost of soliciting proxies.  These costs include the expenses of preparing and delivering proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy material.  In addition to solicitation by mail, Evans & Sutherland’s directors, officers and employees may solicit proxies for the meeting by telephone, facsimile or otherwise.  Directors, officers, or employees of the Company will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses when they incur.

VOTING OF PROXIES

Your shares will be voted as you direct on your submitted proxy.  If you do not specify on your submitted proxy how you want to vote your shares, we will vote submitted proxies:

•	FOR the election of the Board of Directors’ nominees for two directors; and

•	FOR ratification of the appointment of Tanner LC as Evans & Sutherland’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

We do not know of any other business that may be presented at the annual meeting.  If a proposal other than those listed in the notice is presented at the annual meeting, your submitted proxy gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

REQUIRED VOTE

Record holders of shares of Evans & Sutherland’s common stock, par value $.20 per share, at the close of business on March 30, 2011, may vote at the meeting.  Each shareholder has one vote for each share of common stock the shareholder owns.  At the close of business on March 30, 2011, there were 11,089,199 shares of common stock outstanding.

The affirmative vote of a majority of a quorum of shareholders is required for approval of all items being submitted to the shareholders for their consideration, except for the election of directors, which is determined by a simple plurality of the votes cast.  Evans & Sutherland’s Amended and Restated Bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business.  An automated system administered by Evans & Sutherland’s transfer agent tabulates the votes.  Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.  Each is tabulated separately.  Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of any matter submitted to the shareholders for a vote.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

REVOCABILITY OF PROXIES

You may revoke your proxy by giving written notice to the Corporate Secretary of Evans & Sutherland, by delivering a later proxy to the Corporate Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL ONE
ELECTION OF DIRECTORS

The authorized number of directors is currently fixed at five as established by the Board of Directors pursuant to Evans & Sutherland’s Amended and Restated Bylaws.  The Board is divided into three classes, currently consisting of one or two directors each, whose terms expire at successive annual meetings.  At the 2011 annual meeting, the shareholders of Evans & Sutherland will elect two directors to the Board of Directors.  Each of the directors elected at the 2011 annual meeting of shareholders will be elected to serve for a three-year term expiring at Evans & Sutherland’s annual meeting in 2014.

Each of the nominees elected as a director will continue in office until his respective successor is duly elected and qualified.  The Board of Directors has nominated Dr. William Schneider and Dr. E. Michael Campbell for election as directors at the 2011 annual meeting.  Dr. Schneider and Dr. Campbell are designated to fill positions having terms expiring in 2014.  Unless you specify otherwise, your returned proxy will be voted in favor of each of the Board’s nominees.  In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board of Directors to fill that vacancy.  The Board of Directors has no reason to believe that its nominees will be unavailable or unable to serve as a director.

VOTE REQUIRED

A plurality of the votes cast at the meeting is required to elect a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE NOMINEES LISTED ABOVE.

DIRECTORS

The Board of Directors has determined that all outside directors, Dr. Campbell, Mr. Coghlan, General McCarthy, and Dr. Schneider, are independent within the requirements of the applicable Nasdaq listing standards.  There are no family relationships among any of Evans & Sutherland’s directors or executive officers.  Set forth below is the principal occupation of, and certain other information regarding, the nominees and those directors whose terms of office will continue after the annual meeting.

Director Nominees – Terms Ending 2014

Dr. William Schneider has been a director of Evans & Sutherland since May 2002.  Dr. Schneider has served as the president of International Planning Services, Inc., a Washington-based international trade and finance firm, since 1986.  In addition, Dr. Schneider is currently an adjunct fellow of the Hudson Institute.  Dr. Schneider serves as an advisor to the U.S. government in several capacities; he is a consultant to the Departments of Defense, Energy, and State, and also serves as a Senior Fellow of the Defense Science Board in the Department of Defense.  Dr Schneider is also a Member of the Department of State's Defense Trade Advisory Group.   He earned his Ph.D. degree from New York University in 1968. The Company believes that Dr Schneider’s experience with the government procurement process and commercial technology businesses will aid the Company in commercializing its technology products.  Age: 69

Dr. E. Michael Campbell has been a director of Evans & Sutherland since July 2008.  Dr. Campbell is presently Director of the Energy Division of Logos Technologies a position he has held since March 2008.  From 2000 through 2007 he held various senior management positions, most recently Executive Vice-President for Energy, at General Atomics Corporation. He was the director of Laser Programs at Lawrence Livermore National Laboratory from 1994-1999.  He is an internationally recognized expert in lasers and their applications and in advanced energy research and development.  He has won numerous awards in these fields, is a visiting Trustee of the University of Rochester Laboratory for Laser Energetics and has consulted for Schott Glass, Schafer, and Lockheed Martin Corporations. He obtained his undergraduate and advanced degrees at the University of Pennsylvania, Princeton University, and the University of Western Sydney. The Company believes that Dr Campbell’s specific experience with laser technology and leading complex scientific development projects can help in the evaluation and strategic planning of the Company’s laser projector products.    Age:  60

Directors Continuing in Office  – Terms Ending 2013

David J. Coghlan, Chairman of the Board, has been a director of Evans & Sutherland since May 2002 and Chairman of the Board since December 2004.  Mr. Coghlan currently serves as Chairman of the Board of Quadnetics Group plc, a publicly quoted company based in the United Kingdom, where he has served in various senior capacities since 1993.  Mr. Coghlan also currently serves as a non-executive Chairman of the Board of Quadrant Group Limited, and as a non-executive member of the Board of TrafficLand, Inc.  Previously, Mr. Coghlan served as a Partner at Bain & Company.  Mr. Coghlan earned his MBA from the Wharton School, University of Pennsylvania, and has degrees in law and financial management from the University of New South Wales, Australia. The Company believes that Mr. Coghlan’s MBA from Wharton School and his leadership experience with simulation and technology companies in an international business environment make him well qualified for his role as director and Chairman of the Board.  Age:  56

David H. Bateman was appointed President and Chief Executive Officer of Evans & Sutherland in February 2007.  Mr. Bateman joined Evans & Sutherland as Director of Business Operations in May 1998. He was appointed Vice President – Business Operations in March 2000 and Interim President and Chief Executive Officer and a member of the Board of Directors in June 2006.  Before joining Evans & Sutherland, Mr. Bateman was President and Chief Operating Officer of Binghamton Simulator Company.  The Company believes that Mr. Bateman’s past positions with the Company and his leadership role as President and Chief Executive Officer provides the Board of Directors with a needed perspective from within the Company’s operations.  Age: 68

Director Continuing in Office – Term Ending 2012

General James P. McCarthy, USAF (ret.) has been a director of Evans & Sutherland since May 2004.  General McCarthy has been teaching at the U.S. Air Force Academy since retirement in 1992 and currently is the ARDI Professor of National Security and the Director of the Institute for Information Technology Applications.  General McCarthy chairs the Task Force on Operation Enduring Freedom Lessons Learned in Afghanistan and Iraq and is a member of the Defense Science Board.  General McCarthy has served on the Defense Policy Board advising the Secretary of Defense, among others.  General McCarthy served as director of NAVSYS Corporation from 1998 to 2007 and as a director of EADS North America from 2003-2007.  The Company believes that General McCarthy’s military leadership experience and expertise with complex engineered systems including simulation displays is a valuable complement to the other directors’ qualifications. Age:  76

BOARD MEETINGS AND COMMITTEES

It is the Board of Directors’ policy to be in attendance at each annual meeting of shareholders.  All directors attended the 2010 annual meeting of shareholders.  In fiscal year 2010, the Board of Directors held four Board meetings either in person or telephonically.  In 2010, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. The Board of Directors has established three committees: the Audit Committee, the Compensation and Stock Options Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee operates under the Audit Committee Charter and is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934.  The Audit Committee Charter can be found on Evans & Sutherland’s website, www.es.com, in the Investor Relations, Corporate Governance section.  The principal functions of the Audit Committee are to:

•	monitor the integrity of Evans & Sutherland’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	monitor the independence and performance of Evans & Sutherland’s independent auditors;

•	provide an avenue of communication among the independent auditors, management and the Board of Directors;

•	encourage adherence to, and continuous improvement of, Evans & Sutherland’s policies, procedures and practices at all levels;

•	review areas of potential significant financial risk to Evans & Sutherland; and

•	monitor compliance with legal and regulatory requirements.

The Audit Committee currently consists of David J. Coghlan, Dr. E. Michael Campbell, Dr. William Schneider, and General James P. McCarthy, all of whom are outside directors.  The Board of Directors has determined that all members of the Audit Committee are independent within the requirements of the applicable NASDAQ listing standards.  The Audit Committee held four meetings in 2010.

The Compensation and Stock Options Committee (the “Compensation Committee”) operates under the Compensation and Stock Options Committee Charter.  The Compensation and Stock Options Committee Charter can be found on Evans & Sutherland’s website, www.es.com, in the Investor Relations, Corporate Governance section.  The Compensation Committee reviews compensation and benefits for Evans & Sutherland’s executives and administers the grant of stock options under Evans & Sutherland’s existing plans.  Pursuant to delegated authority from the Board of Directors, David H. Bateman, as Chief Executive Officer, approves all employee salaries except for those of Evans & Sutherland’s executive officers.  The Compensation Committee consists of David J. Coghlan, Dr. E. Michael Campbell, Dr. William Schneider, and General James P. McCarthy.  The Board of Directors has determined that all members of the Compensation Committee are independent within the requirements of the applicable NASDAQ listing standards. The Compensation Committee held one meeting in 2010. Additional information regarding the Compensation Committee’s process and procedures for consideration of executive and director compensation is provided in the Compensation Committee Charter.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) operates under the Nominating and Corporate Governance Committee Charter.  The Nominating and Corporate Governance Committee Charter can be found on Evans & Sutherland’s website, www.es.com, in the Investor Relations, Corporate Governance section.  The Nominating Committee makes recommendations to the Board of Directors concerning candidates for election as directors, determines the composition of the Board of Directors and its committees, assesses the Board of Directors’ effectiveness, and develops and implements Evans & Sutherland’s corporate governance guidelines.

The process followed by the Nominating Committee to identify and evaluate candidates may include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board, as deemed appropriate by the Nominating Committee.  The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services in identifying and evaluating potential candidates.  The Nominating Committee did not retain any such advisors or consultants during 2010.

Shareholders may recommend director candidates for inclusion by the Board of Directors in the slate of nominees which the Board recommends to shareholders for election.  The qualifications of recommended candidates will be reviewed by the Nominating Committee.  If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election as a director by the shareholders, his or her name will be included in Evans & Sutherland’s proxy card for the shareholder meeting at which his or her election is recommended.

Although the Nominating Committee has not established any specific minimum qualifications for director nominees, the Nominating Committee will consider properly submitted shareholder recommendations for candidates who generally have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who would be most effective in conjunction with other Board Members.  Recommendations from shareholders concerning nominees for election as a director should be sent to: Board of Directors, Nominating and Corporate Governance Committee, Evans & Sutherland Computer Corporation, 770 Komas Dr., Salt Lake City, Utah 84108.  Recommendations must include the candidate’s name, business address and a description of the candidate’s background and qualifications for membership on the Board of Directors.  The Nominating Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members or by other persons.  In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating Committee will apply the criteria established by the Nominating Committee, which may include considerations such as the candidate’s integrity, business acumen, experience, diligence, conflicts of interest, and the ability to act in the interest of all shareholders.  The Nominating Committee does not necessarily assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.  Evans & Sutherland believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  The Nominating Committee does not have a formal policy regarding diversity, but considers a broad range of attributes and characteristics in evaluating nominees for election to the Board of Directors. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint in addition to more traditional diversity concepts. The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience, as well as non-business experiences and attributes.

The Nominating Committee consists of David J. Coghlan, Dr. E. Michael Campbell, Dr. William Schneider and General James P. McCarthy.  The Board of Directors has determined that all members of the Nominating Committee are independent within the requirements of the applicable NASDAQ listing standards.  There was one meeting of the Nominating Committee held in 2010.

BOARD LEADERSHIP STRUCTURE AND OVERSIGHT OF RISK

Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. We have no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer, and the Board of Directors believes that flexibility in appointing the Chairman of the Board and Chief Executive Officer allows the Board to make such determination at times and in a manner that it believes is in the best interest of our company and its shareholders. The Board believes that having an independent Chair is the preferred corporate governance structure for the Company because it strikes an effective balance between management and independent leadership participation in the Board process, and allows the Chief Executive Officer to focus on the Company’s day-to-day business, while allowing the Chair to lead the Board of Directors in its primary role of review and oversight of management.

Our company’s management is responsible for the day to day assessment and management of the risks we face, while our Board administers its risk oversight function directly and through the Audit Committee and the Compensation Committee. Our Chief Executive Officer and Chief Financial Officer regularly report to our Board of Directors and the relevant Committee regarding identified or potential risks. The areas of material risk to our company include strategic, operational, financial, legal and regulatory risks. Our Board of Directors regularly reviews our company’s strategies and attendant risks, and provides advice and guidance with respect to strategies to manage these risks while attaining long- and short-terms goals. Financial risks, including internal controls and liquidity risk, are the purview of our Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our company’s independent accountants. In assessing legal or regulatory risks, our Board of Directors and the Audit Committee are advised by management, counsel and experts, as appropriate. The Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation and plans, to ensure that our company’s compensation programs remain consistent and do not encourage excessive risk-taking.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of business, Evans & Sutherland may engage in transactions which have the potential to create actual or perceived conflicts of interest between Evans & Sutherland and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full Board of Directors. While Evans & Sutherland has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

•	information regarding the goods or services proposed to be provided, or being provided, by or to the related party;

•	the nature of the transaction and the costs to be incurred by Evans & Sutherland;

•	an analysis of the costs and benefits associated with the transaction, and a comparison of alternative goods or services available to Evans & Sutherland from unrelated parties;

•	an analysis of the significance of the transaction to Evans & Sutherland;

•	whether the transaction would be in the ordinary course of Evans & Sutherland’s business;

•	whether the transaction is on terms comparable to those that could be obtained in an arms length dealing with an unrelated third party;

•	whether the transaction could result in an independent director no longer being considered independent under applicable rules; and

•	any other matters the committee deems appropriate.

After considering these and other relevant factors, the Audit Committee will either (1) approve or disapprove the related party transaction, or (2) notify and request action on the related party transaction by the full Board of Directors. The Audit Committee will not approve any related party transaction which is not on terms that it believes are fair and reasonable to Evans & Sutherland. Based on information provided by the directors and the executive officers, the Audit Committee has determined that there are no related person transactions to be reported in this Proxy Statement.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tanner LC (“Tanner”), independent registered public accounting firm, has been selected by the Audit Committee as the independent registered public accounting firm to audit the accounts and to report on the consolidated financial statements of Evans & Sutherland for the fiscal year ending December 31, 2011, and the Board of Directors recommends that the shareholders vote for ratification of such selection.  Shareholder ratification of the selection of Tanner as Evans & Sutherland’s independent auditors is not required by Evans & Sutherland’s Amended and Restated Bylaws or otherwise.  However, the Board of Directors is submitting the selection of Tanner for shareholder ratification as a matter of good corporate practice.  Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of a new independent auditor at any time during the year if the Audit Committee feels that such a change would be in the best interests of Evans & Sutherland and its shareholders.

Neither Tanner, nor any of its members has any financial interest, direct or indirect, in Evans & Sutherland, nor has Tanner, nor any of its members, ever been connected with Evans & Sutherland as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Audit Committee may reconsider its selection.  Representatives of Tanner are expected to attend the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

VOTE REQUIRED

The affirmative vote of a majority of the common shares present at the 2011 annual meeting of shareholders, in person or by proxy, is required for the ratification of the appointment of Tanner.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF TANNER LC AS
EVANS & SUTHERLAND’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much of Evans & Sutherland common stock was beneficially owned as of March 30, 2011 by (i) each person who is known by Evans & Sutherland to beneficially own more than 5% of Evans & Sutherland common stock, (ii) each of Evans & Sutherland’s directors, (iii) each of Evans & Sutherland’s Named Executive Officers (as defined in the Summary Compensation Table below) and (iv) all directors and executive officers of Evans & Sutherland as a group.  Unless indicated otherwise, each holder’s address is c/o Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108.

	Shares Beneficially Owned
	Number (1)	Percent (2)
PRINCIPAL SHAREHOLDERS
State of Wisconsin Investment Board (3)	2,042,250	18.4%
P.O. Box 7842, Madison, Wisconsin 53707

Wells Fargo & Company (4)	1,691,121	15.3%
420 Montgomery Street, San Francisco, California 94104

Peter R. Kellogg (5)	1,789,292	16.1%
48 Wall Street, 30th Fl., New York, New York 10005

Royce & Associates, LLC (6)	1,088,584	9.8%
745 Fifth Avenue, New York, New York 10151

Stuart Sternberg (7)	695,498	6.3%
85 Bellevue Avenue, Rye, New York 10580

DIRECTORS
David H. Bateman (8)	288,752	2.54%
David J. Coghlan (9)	88,471	*
William Schneider (10)	76,667	*
James P. McCarthy (11)	57,167	*
E. Michael Campbell (12)	13,334	*

OTHER NAMED EXECUTIVE OFFICERS
Paul L. Dailey (13)	77,646	*
Kirk Johnson (14)	76,767	*

All directors and executive officers as a group – 9 persons (15)	820,104	6.9%

*         Less than one percent

(1)
The number of shares beneficially owned by each person or group as of March 30, 2011 includes shares of common stock such person or group had the right to acquire on or within 60 days after that date, including, but not limited to, upon the exercise of options. To Evans & Sutherland’s knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, the shareholder named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such shareholder’s name.

(2)
For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 11,089,199 shares of common stock outstanding on March 30, 2011 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of that date, including, but not limited to, upon the exercise of options.

(3)
State of Wisconsin Investment Board has sole voting power and sole dispositive power as to 2,042,250 shares according to the Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2010.

(4)
Wells Fargo & Company has sole voting power as to 1,688,355 shares and sole dispositive power as to 1,691,121 shares according to the Schedule 13G filed with the SEC on January 14, 2011. Wells Fargo & Company is the parent holding company of Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC, both registered investment advisors. According to the Schedule 13G filed with the SEC on January 14, 2011, Wells Capital Management has sole voting power as to 1,088,778 shares and sole dispositive power as to 1,602,075 shares and Wells Fargo Funds Management, LLC has sole voting power as to 592,598 shares and sole dispositive power as to 89,046 shares.

(5)
Peter R. Kellogg has sole voting power and sole dispositive power as to 1,428,592 shares and shared voting power and shared dispositive power as to 360,700 shares according to the Schedule 13G filed with the SEC on February 16, 2010.  The 1,428,592 shares over which Mr. Kellogg has sole voting and dispositive power are held by I.A.T. Reinsurance Company Ltd. (“IAT”) and its subsidiaries. IAT is a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock and its director, president and chief executive officer. Of the 360,700 shares with respect to which Mr. Kellogg shares voting and dispositive power, 359,700 shares are held by Mr. Kellogg’s spouse, Cynthia Kellogg, and 1,000 shares are held by an IRA controlled by Mr. Kellogg and his wife. Mr. Kellogg has disclaimed beneficial ownership of the shares held by his wife and by IAT and its subsidiaries.

(6)	Royce & Associates, LLC has sole voting power and sole dispositive power as to 1,088,584 shares according to the Schedule 13G filed with the SEC on January 12, 2011.

(7)	Stuart Sternberg has sole voting power and sole dispositive power as to 695,498 shares according to the Schedule 13G filed with the SEC on May 31, 2007.

(8)	Includes 288,434 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011.

(9)
Includes 11,804 shares held by Scawton Limited in a trust of which Mr. Coghlan’s adult daughter is a beneficiary and 76,667 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011. Mr. Coghlan has disclaimed beneficial ownership of the shares held by Scawton Limited.

(10)	Includes 76,667 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011.

(11)	Includes 56,667 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011.

(12)	Includes 13,334 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011.

(13)	Includes 70,000 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011.

(14)	Includes 76,767 shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2011.

(15)	The total for directors and officers as a group includes 736,975 shares subject to outstanding stock options that are currently exercisable or will be exercisable within 60 days of March 30, 2011.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

The table below summarizes the total compensation paid or earned for the fiscal years ended December 31, 2010 and 2009 by the Company’s Chief Executive Officer and each of its two other most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
David H. Bateman, President &	2010	$271,942	-	$6,655	$278,597
Chief Executive Officer	2009	$271,942	$7,500	$14,614	$294,056
Paul L. Dailey,	2010	$207,294	-	$6,232	$213,526
Chief Financial Officer	2009	$207,294	$4,500	$11,862	$223,656
Kirk Johnson, Vice President,	2010	$195,148	-	$5,581	$200,729
General Manager Digital Theater	2009	$195,148	$3,750	$11,176	$210,074

1.
Represents the grant date fair value of stock option awards, as calculated in accordance with FASB ASC Topic 718. The Company uses the Black-Scholes option pricing model to measure the fair value of stock options. For more information regarding the assumptions used in determining grant date fair value refer to Note 9 to the Company's consolidated financial statements included in its 2010 Annual Report on Form 10-K.

2.
All Other Compensation in 2010 includes: (i) 401(k) matching contributions ($6,655) for Mr. Bateman; (ii) 401(k) matching contributions ($6,232) for Mr. Dailey; and (iii) 401(k) matching contributions ($5,581) for Mr. Johnson.  All Other Compensation in 2009 includes: (i) 401(k) matching contributions ($6,737) and Executive Savings Plan matching contributions ($7,877) for Mr. Bateman; (ii) 401(k) matching contributions ($5,858) and Executive Savings Plan matching contributions ($6,004) for Mr. Dailey; and (iii) 401(k) matching contributions ($5,515), and Executive Savings Plan matching contributions ($5,661) for Mr. Johnson.

See “Employment Contracts, Termination of Employment and Change-In-Control Arrangements” below for additional information regarding the Employment Contracts and Change-In-Control Agreements between the Company and the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

The following table includes certain information with respect to the value of all unexercised options previously awarded to the executive officers named at the fiscal year ended December 31, 2010.

	Option Awards
	Number of	Number of
	Securities Underlying	Securities Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option
Name	Exercisable	Unexercisable	Price ($)	Expiration Date
David H. Bateman,	16,667	33,333	$0.166	02/25/19
President and	66,667	33,333	1.188	02/22/18
Chief Executive Officer	100,000		3.300	02/28/17
	10,000		6.072	06/26/16
	15,000		6.580	02/15/16
	10,000		7.238	02/24/15
	10,000		5.830	09/17/14
	5,000		6.010	03/04/13
	100		3.150	11/15/12
	5,000		6.000	01/31/12
	7,500		7.375	02/22/11

Paul L. Dailey,	10,000	20,000	0.166	02/25/19
Chief Financial Officer	6,667	3,333	1.188	02/22/18
	10,000		3.300	02/28/17
	5,000		5.214	08/21/16
	25,000		6.908	04/28/16

Kirk Johnson,	8,334	16,666	0.166	02/25/19
Vice-President	3,334	1,667	1.188	02/22/18
General Manager Digital Theater	5,000		3.300	02/28/17
	20,000		6.580	02/15/16
	7,500		7.238	02/24/15
	7,500		4.300	02/26/14
	7,500		6.010	03/04/13
	100		3.150	11/15/12
	7,500		6.000	01/31/12
	5,000		7.375	02/22/11

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employee Arrangements

Evans & Sutherland believes that it is in its interest to secure the services of key executives and that it is appropriate to provide such executives with protection in the event their employment with Evans & Sutherland is terminated under certain circumstances.  Therefore, Evans & Sutherland entered into employment agreements with Mr. Dailey on February 8, 2006, with Mr. Johnson on August 26, 2002 and with Mr. Bateman on September 22, 2000.  The employment agreement with Mr. Bateman was later amended and the current employment agreement as amended is dated August 26, 2002.  Pursuant to the agreement with Mr. Bateman, Mr. Bateman shall continue to serve in his position or other positions as may be assigned by the Board until the term of service is terminated or amended in accordance with his agreement.  Pursuant to the agreements with Messrs. Dailey and Johnson, each of these individuals shall continue to serve in their respective positions or other positions as may be assigned by the Chief Executive Officer until the terms of service are terminated or amended in accordance with their respective agreements.  Further, Evans & Sutherland agreed to continue to pay Messrs. Bateman, Dailey and Johnson their annualized base salary subject to adjustment as provided in their respective agreements for the terms of their agreements.  Such annualized base salary may be increased from time to time in accordance with the normal business practices of Evans & Sutherland.  Evans & Sutherland also agreed that Messrs. Bateman, Dailey and Johnson shall be entitled to participate in Evans & Sutherland’s incentive program, executive deferred compensation plan and other benefits normally provided to employees of Evans & Sutherland similarly situated, including being added as a named officer on Evans & Sutherland’s existing directors’ and officers’ liability insurance policy.

In the case of termination of employment for any of Messrs. Bateman, Dailey or Johnson as a result of death or disability, the terminated employee will be entitled to a termination payment equal to such individual’s then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year.  If Messrs. Bateman, Dailey or Johnson terminates his employment for good reason (as defined in their respective agreements), or the employment of any such employee is terminated by Evans & Sutherland for any reason other than death, disability or cause (as defined in their respective agreements), any such terminated employee shall be entitled to a termination payment equal to such employee’s then current calendar year base salary plus targeted cash bonus and to continuation of certain other benefits for a period of one year.

Under the agreements, Messrs. Bateman, Dailey and Johnson are subject to customary noncompetition provisions during their employment and for 12 months following the termination of their employment, and to customary assignment of inventions provisions during their employment and to customary confidentiality provisions at all times during and after their employment.

Change-in-Control Agreements

Pursuant to change-in-control provisions included in the employment agreements entered into by Evans & Sutherland and Mr. Bateman, Mr. Dailey and Mr. Johnson, if in conjunction with a change in control the employee terminates his employment for good reason (as defined in the agreement), or Evans & Sutherland terminates the employee’s employment for any reason other than death, disability, or cause (as defined in the agreement), the employee shall be entitled to a termination payment equal to one (1) times his then current calendar year base salary plus targeted bonus and to continuation of certain other benefits for a period of one year.

SUMMARY DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by Evans & Sutherland for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
David J. Coghlan, Chairman	$38,850	-	$38,850
Dr. E. Michael Campbell	21,000	-	21,000
General James P. McCarthy, Director	21,000	-	21,000
Dr. William Schneider, Director	21,000	-	21,000

1.
There were no stock option awards granted to directors in 2010.  At December 31, 2010, the aggregate number of option awards outstanding to directors was as follows: Mr. Coghlan 80,000; Dr. Campbell 20,000; General McCarthy 60,000; and Dr. Schneider 80,000.

Effective April 1, 2010 directors’ retainer fees were reduced by 20%. Our non-employee Chairman of the Board received a $10,250 retainer for the first quarter of 2010 and $9,200 for each subsequent quarter plus $1,000 for each Board meeting attended. Each of our other non-employee directors received a $5,000 retainer for the first quarter of 2010 and $4,000 for each subsequent quarter plus $1,000 for each Board meeting attended. There is no separate compensation for committee participation.  Prior to 2010 each non-employee director first appointed or elected to the Board after the date of adoption of the Evans & Sutherland Computer Corporation 2004 Stock Incentive Plan, received, as of the date of such appointment or election, an option to purchase up to 10,000 shares of our common stock. In addition, on the first day of each fiscal year thereafter, each non-employee director then serving as a director received an option to purchase up to 10,000 shares of our common stock; provided, however, that in no event was any non-employee director granted additional options if options previously granted to such non-employee director equaled or exceeded 100,000 shares of our common stock. There were no stock option awards granted to directors in 2010.  The exercise price for options granted to non-employee directors was equal to 110% of the fair market value of our common stock as of the date of grant. The options have a term of ten years and become exercisable in three annual installments on the first, second and third anniversaries of the date of the grant. However, each option expires upon the Board member’s termination for cause or willful termination from the Board; expires 90 days after the Board member’s termination from the Board by Evans & Sutherland if not for cause; and becomes fully vested and exercisable until the expiration date of such option as a result of retirement from the Board.

REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER EVANS & SUTHERLAND FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT EVANS & SUTHERLAND SPECIFICALLY INCORPORATES THIS REPORT.

The Audit Committee of the Board of Directors of Evans & Sutherland is composed of all four non-employee directors and operates under a written charter adopted by the Board of Directors.  The members of the Committee are David J. Coghlan, Dr. E. Michael Campbell, Dr. William Schneider and General James P. McCarthy.  The Board of Directors has reviewed the Securities and Exchange Commission’s definition of an “audit committee financial expert,” and has determined that David J. Coghlan qualifies as an audit committee financial expert.

Management is responsible for Evans & Sutherland’s internal controls and financial reporting process.  Evans & Sutherland’s independent registered accounting firm, Tanner LC is responsible for performing an independent audit of Evans & Sutherland’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and to issue a report thereon.  The primary function of the Committee is to monitor and oversee these processes.

In connection with these responsibilities, the Committee met with management and the independent registered accounting firm, Tanner LC, to review and discuss the December 31, 2010 consolidated financial statements.  The Committee also discussed with Tanner LC the matters required by Statement on Auditing Standards No. 114 (The Auditor s Communication with Those Charged with Governance).  The Committee also received the written disclosures and the letter from Tanner LC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent account’s communications with the Committee concerning independence, and the Committee discussed with Tanner LC that firm’s independence.  The Committee charter can be found on Evans & Sutherland’s website, www.es.com, under the Investor Relations, Corporate Governance section.  The Committee reassesses the adequacy of its charter on a yearly basis.

PRE APPROVAL POLICIES AND PROCEDURES

The Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Committee must approve the permitted service before the independent auditor is engaged to perform it. The Committee has delegated to the Chair of the Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.  All audit related services, tax services and others services were pre-approved by the Committee.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The fees paid to Tanner LC, Evans & Sutherland’s current independent registered public accounting firms, relating to the 2010 and 2009 fiscal years were as follows:

	2010	2009
Audit Fees (1)	$158,000	$214,000
Audit-Related Fees	-	-
Tax Fees (2)	$36,000	$36,000
All Other Fees	-	-
Total	$194,000	$250,000
(1)
Audit Fees represent fees and expenses for professional services provided in connection with the audit of the Company’s financial statements found in the annual report on Form 10-K and reviews of the Company’s quarterly reports on Form 10-Q.

(2)	Tax Fees consisted primarily of fees and expenses for professional services related to tax compliance and tax consulting.

The Committee determined that the services provided by and fees paid to Tanner were compatible with maintaining the independent registered accounting firm’s independence.

Based on the Committee’s discussions with management and the independent auditors, and the Committee’s review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that it include Evans & Sutherland’s audited consolidated financial statements in Evans & Sutherland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which has been filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

David J. Coghlan
E. Michael Campbell
William Schneider
James P. McCarthy

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Evans & Sutherland’s directors, executive officers and persons who own more than ten percent of a registered class of Evans & Sutherland’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Evans & Sutherland.  Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish Evans & Sutherland with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to Evans & Sutherland and written representations from certain reporting persons that no other reports were required, Evans & Sutherland believes that there was compliance for the fiscal year ended December 31, 2010, with all Section 16(a) filing requirements applicable to Evans & Sutherland’s officers, directors and greater than ten percent beneficial owners.

SHAREHOLDER PROPOSALS

If you wish to submit a proposal for the 2012 annual meeting, you must submit it to us by December 15, 2011, in order to be considered for inclusion in Evans & Sutherland’s proxy statement and related proxy materials for that meeting.  Otherwise, if you intend to present a proposal at the 2012 annual meeting without including that proposal in Evans & Sutherland’s proxy materials, you must provide advance written notice of the proposal to Evans & Sutherland not later than February 8, 2012.  Address all shareholder proposals to Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108, Attn: Corporate Secretary.  We reserve the right to reject, rule out-of-order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements, including conditions established by the SEC.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Evans & Sutherland’s shareholders may communicate in writing directly with the entire Board of Directors or with specific Board members.  The Board, or its specific members, will give appropriate attention to written communications that are submitted by shareholders, and will respond as appropriate.  In general, the Board, or a specific member, is more likely to give attention to communications relating to corporate governance and long-term corporate strategy than to communications relating primarily to ordinary business affairs, personal grievances and matters as to which Evans & Sutherland tends to receive repetitive or duplicative communications.  If you wish to communicate directly with the entire Board of Directors or a particular Board member, send your written communication addressed to: Board of Directors (or the particular Board member with whom you wish to communicate), Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah 84108.  All communications will be forwarded to the appropriate member(s) of the Board.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting.  However, if any other matters properly come before the meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgment.

ADDITIONAL INFORMATION

Evans & Sutherland has included with this proxy statement a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference in its entirety.  Evans & Sutherland will provide without charge to each person solicited, upon oral or written request of any such person, an additional copy of Evans & Sutherland’s Annual Report on Form 10-K, including the consolidated financial statements and the financial statement schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934.  Direct any such correspondence to the Corporate Secretary of Evans & Sutherland.

EVANS & SUTHERLAND COMPUTER CORPORATION

Paul L. Dailey
Chief Financial Officer and Corporate Secretary

EVANS & SUTHERLAND COMPUTER CORPORATION

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David H. Bateman and Paul L. Dailey and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock of Evans & Sutherland Computer Corporation, a Utah corporation, held of record by the undersigned, on March 30, 2011, at the annual meeting of shareholders to be held on Thursday, May 19, 2011 at 11:00 a.m., local time, at Evans & Sutherland's principal executive offices located at 770 Komas Drive, Salt Lake City, Utah 84108, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF WILLIAM SCHNEIDER AND E. MICHAEL CAMPBELL TO THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF TANNER LC AS EVANS & SUTHERLAND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011. PLEASE COMPLETE, SIGN, AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

14475

ANNUAL MEETING OF SHAREHOLDERS OF

EVANS & SUTHERLAND COMPUTER CORPORATION

May 19, 2011

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 051911

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: William Schneider and E. Michael Campbell to serve a three year term expiring at Evans & Sutherland's annual meeting to be held in the year 2014 and until his successor is duly elected and qualified.

NOMINEE:
- ○ William Schneider
- ○ E. Michael Campbell

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Tanner LC as the independent registered public accounting firm of Evans & Sutherland for the fiscal year ending December 31, 2011.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.